UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 19, 2023, Astra Space, Inc. (the “Company”) executed a non-binding term sheet (the “Term Sheet”) with JMCM Holdings LLC (the “Proposed Lead Investor”) for the potential issuance of senior secured convertible notes (the “Notes”) in a potential principal amount of up to $25.0 million (the “Proposed Financing”). The Term Sheet contemplates that a number of investors, to be identified by the Proposed Lead Investor, would participate in an initial closing of the Proposed Financing in aggregate principal amount of at least $15.0 million, and that additional potential investors, to be identified by the Potential Lead Investor and the Company (the “Potential Future Investors” and collectively with the Potential Lead Investor, the “Potential Investors”), would further participate in the Proposed Financing for additional principal amounts to be determined. Any additional Notes would be issued within 90 days from the initial closing.

The Proposed Lead Investor has expressed an interest in investing $5.0 million in the initial closing of the Proposed Financing. In addition, Sherpa Venture Funds II, LP (“Acme II”) has also expressed an interest in investing up to $5.0 million in the initial closing of the Proposed Financing on the terms outlined in the Term Sheet. Acme II is an affiliate of the Company and the Company’s lead independent director, Scott Stanford, exercises voting and dispositive control over the securities held by Acme. Mr. Stanford has recused himself from discussions among the Company’s board of directors (the “Board”) with respect to the Proposed Financing. Certain other officers and directors may be interested in participating in the Proposed Financing as Potential Investors. The Term Sheet is being disclosed, despite the fact that it is non-binding and the Proposed Financing is not certain to close, because Acme II has amended its Schedule 13D to disclose its interest in investing in the Proposed Financing.

A special committee of the Board (the “Special Committee”), appointed for purposes of evaluating and negotiating the Proposed Financing, intends to engage an independent financial advisor to assist it in evaluating the Proposed Financing.

The Company intends to use the proceeds from the sale of the Notes to redeem the senior secured notes issued on August 4, 2023 and for general corporate purposes.

There can be no assurance that the Proposed Financing will close on the terms outlined in the Term Sheet or at all and currently the Term Sheet is merely an expression of interest on the part of the Proposed Lead Investor, Acme II and the Company to engage in the Proposed Financing.

Assuming the Proposed Financing closes on terms consistent with the Term Sheet, the Notes will contain the following terms:

•	a maturity date that is two years from the date of closing (the “Maturity Date”);

•	an interest rate of 12% per annum, payable in kind, subject to increase to 15% per annum at any time that there is an event of default;

•

an option to convert the principal and interest owing under the Notes into shares of Class A common stock of the Company (the “Class A Common Stock”) at a conversion price equal to the lower of (i) the closing trading price of the Class A Common Stock on the date immediately preceding the signing of a definitive agreement for the Proposed Financing; or (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the signing of the definitive agreement for the Proposed Financing (the “Conversion Price”);

•

guarantees by all existing and future subsidiaries of the Company (the “Guarantors”), including Astra Space Operations, LLC (“ASO”) and Astra Spacecraft Engines, Inc. (“ASE”), and the Notes and the guarantees will be secured by first lien senior security interests in all of the assets of the Company and each Guarantor;

•

in the case of a sale of all or substantially all of ASE or a change of control of the Company, each Potential Investor, in its sole discretion, will have the option to either (A) declare its Note payable in an amount equal to the greater of (x) the Note balance and (y) the applicable Minimum Return (as defined below), or (B) convert its Note into shares of Class A Common Stock at the Conversion Price (as defined below);

•

a minimum return on the principal amount invested (the “Minimum Return”) at any repayment event, including upon acceleration of obligations in an event of default, which will range from 1.25x to 1.75x of the principal amount of the Notes, depending on the timing of the repayment event;

•	customary affirmative and negative covenants and events of default; The Notes will include customary affirmative and negative covenants and events of default;

•

the right to participate in any future offering by the Company of its equity securities (or any securities convertible into or exercisable for its equity securities), subject to certain exceptions, up to the amount of the securities offered in such offering that is equal to the Potential Investor’s then pro rata ownership interest in the Company on a fully diluted basis; and

•

subject at all times to the fiduciary duties of the officers and directors of the Company, the Company will agree (i) to notify the Lead Investor of its intention to engage in negotiations relating to the sale or other disposition of the

Company’s launch business and (ii) if the Lead Investor informs the Company that it has an interest in acquiring the launch business, enter into good faith negotiations with the Lead Investor in furtherance of the potential acquisition of such launch business by the Lead Investor.

In addition, the terms of the Proposed Financing contemplate that the Company will issue warrants to the Potential Investors to purchase a number of shares of Class A Common Stock equal to 35% of the number of shares issuable upon conversion of the principal amount of the Notes at the Conversion Price. The exercise price of the warrants will be equal to the Conversion Price, and the warrants will be exercisable for a period of five years from the closing.

The Term Sheet contemplates that the conversion of the Notes and the issuance of shares upon the exercise of the warrants will be subject to certain limitations on the number of shares that can be issued to ensure compliance with Nasdaq listing requirements.

The foregoing summary of the Term Sheet does not purport to be a complete summary of the terms of the Proposed Financing and there is no guarantee that the Proposed Financing will occur on these terms or at all. The Special Committee has not yet evaluated the Proposed Financing or determined that the term sheet constitutes an acceptable proposal. Accordingly, funding contemplated by the Term Sheet is conditioned upon execution of final definitive documentation among the Company and the Potential Investors and approval by the Special Committee; however there can be no assurance that the Company and the Potential Lead Investor will be able to negotiate definitive documentation or consummate the Proposed Financing.

The Notes, the guarantees and the warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction, but the Potential Investors will have customary registration rights with respect to the shares of Class A Common Stock issuable upon conversion of the Notes and exercise of the warrants. The Notes and the guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This report does not constitute an offer to sell any security, including the Notes or the guarantees, nor a solicitation for an offer to purchase any security, including the Notes or the guarantees, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration, qualification, or exemption under the securities laws of any such jurisdiction.

The statements made herein concerning the Proposed Financing include “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and can be identified by the use of, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “would,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe any objectives, the Proposed Financing, involvement of any Potential Investors, plans or goals are forward-looking. The forward-looking statements are based on the Company’s current intent, belief, expectations, estimates and projections regarding the Company and the Proposed Financing. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, readers should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer